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                                                                    Exhibit 4(m)

                                AMENDMENT NO. 10
                                       TO
                          THE LINCOLN ELECTRIC COMPANY
                              EMPLOYEE SAVINGS PLAN
                          (EFFECTIVE NOVEMBER 1, 1994)

                  The Lincoln Electric Company, an Ohio corporation, hereby adopts this Amendment No. 10 to the Lincoln Electric Company Employee Savings Plan (Effective November 1, 1994) (the "Plan"). The provisions of this Amendment shall be effective as of the dates set forth herein.

                                       I.

                  Effective as of January 1, 1997, the second sentence of
Section 1.1(14)(b) of the Plan is hereby deleted.

                                       II.

                  Effective as of January 1, 1999, the first sentence of Section 1.1(21) of the Plan is hereby amended in its entirety to read as follows:

         "Any distribution of all or any portion of the balance to the credit of the distributee from a qualified trust (as hereinafter defined), except
         (a) any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee's designated beneficiary, or for a specified period of ten years or more, (b) any distribution to the extent the distribution is required under section 401(a)(9) of the Code, (c) the portion of any distribution that is not includible in gross income, (d) any `hardship' distribution (as defined in section 401(k) of the Code), and (e) such other amounts specified in Treasury regulations or Internal Revenue Service rulings, notices or announcements issued under section 402(c) of the Code."

                                      III.

                  Effective as of January 1, 1997, the second sentence of
Section 1.1(22) of the Plan is hereby amended to read as follows:

         "For purposes of this Subsection, a 'leased employee' means any person who, pursuant to an agreement between a Controlled Group Member and any other person (`leasing organization'),

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         has performed services for the Controlled Group Member on a substantially full-time basis for a period of at least one year, and such services are performed under the primary direction and control of the Controlled Group Member."

                                       IV.

                  Effective as of January 1, 2000, Section 1.1(22) of the Plan is hereby amended by the addition of the following new sentence at the end thereof:

         "The term `Employee' shall not include (a) any person rendering services solely as a director, (b) any person who is classified by the Employer or a Controlled Group Member as an independent contractor, or
         (c) any person who is a nonresident alien and who receives no earned income (within the meaning of section 911(b) of the Code from the Employer or a Controlled Group Member which constitutes income from sources within the United States (within the meaning of section 861(a)(3) of the Code)."

                                       V.

                  Effective as of January 1, 2000, clause (a) of the second sentence of Section 1.1(28B) of the Plan is hereby amended by inserting the following immediately before the word "and" at the end thereof:

         "provided, however, that FSP Compensation shall include amounts received from Lincoln Global, Inc. by a Member who continues to be an FSP Participant after a transfer of employment from The Lincoln Electric Company, as provided in Section 2.4 of the Plan."

                                       VI.

                  Effective as of November 1, 1994, Section 1.1(27) of the Plan is hereby amended in its entirety to read as follows:

                  "(27) Enrollment Date: November 16, 1994, and (a) with respect to elections to reduce Base Compensation, the first day of each January, April, July and October thereafter, and (b) with respect to elections to reduce Bonus Compensation the Wednesday immediately preceding each Thanksgiving Day after 1994."

                                      VII.

                  Effective as of January 1, 1997, Section 1.1(31) of the Plan is hereby amended in its entirety to read as follows:

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                  "(31) Highly Compensated Employee:

                  (a) For a particular Plan Year, any Employee (i) who, during the current or preceding Plan Year, was at any time a 5-percent owner (as such term is defined in section 416(i)(1) of the Code), or (ii) for the preceding Plan Year, received compensation from the Controlled Group in excess of the amount in effect for such Plan Year under section 414(q)(1)(B) of the Code.

                  (b) 'Highly Compensated Employee' shall include a former Employee whose Employment with the Controlled Group terminated prior to the Plan Year and who was a Highly Compensated Employee for the Plan Year in which his employment terminated or for any Plan Year ending on or after his 55th birthday.

                  (c) For purposes of this Subsection, the term `compensation' shall mean (i) for the period prior to January 1, 1998, the sum of an Employee's compensation under Section 4.9(3) and the Employee's Before-Tax Contributions (subject to the limitation described in Section 1.1(14)(b) and elective or salary reduction contributions pursuant to a cafeteria plan under section 125 of the Code or a tax-sheltered annuity under section 403(b) of the Code, and (ii) for the period commencing on and after January 1, 1998, an Employee compensation under Section 4.9(3) (subject to the limitation described in Section 1.1(14)(b))."

                                      VIII.

                  Effective as of January 1, 2000 Section 2.4 of the Plan is hereby amended by the addition of the following new sentence at the end thereof:

         "A Member who (a) transfers employment from The Lincoln Electric Company to the department of Lincoln Global, Inc. that manages licensing activities with third parties and (b) was an FSP Participant immediately prior to such transfer of employment, shall continue to be an FSP Participant following such transfer of employment (so long as he is otherwise eligible to be an FSP Participant without regard to the transfer of employment)."

                                       IX.

                  Effective as of November 1, 1994, the first sentence of
Section 3.1 of the Plan is hereby amended to read as follows:

         "Upon enrollment pursuant to Section 2.2, a Member shall agree pursuant to a Salary Reduction Agreement to have his Employer make Before-Tax Contributions for him to the Trust of (1) a specified percentage of his Base Compensation (in 1% increments) through equal percentage pay period reductions and/or (2) a specified percentage (in 1% increments) or a whole dollar amount of his Bonus Compensation through payroll deduction."

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                                       X.

                  Effective as of November 1, 1994, Section 3.3 of the Plan is hereby amended in its entirety to read as follows:

                  "3.3 Changes in Contributions. The percentage designated by a Member with regard to Base Compensation pursuant to Section 3.1 shall continue in effect, notwithstanding any changes in the Member's Compensation. A Member may, however, in accordance with the percentages permitted by Section 3.1, change the percentage of his Base Compensation to be made as Before-Tax Contributions effective as of the next applicable Enrollment Date upon such prior written notice filed with the Administrative Committee as the Committee may require, provided that a Member may not make such a change more frequently than once each calendar quarter. A Member shall make an annual election with respect to the percentage, or amount, if any, of his Bonus Compensation for the Plan Year to be made as Before-Tax Contributions effective as of the applicable Enrollment Date during such Plan Year, upon such prior written notice filed with the Administrative Committee, and on such form as the Committee may require.

                                       XI.

                  Effective as of January 1, 1997, the second sentence of
Section 3.6(2) of the Plan is hereby amended to read as follows:

         "For purposes of this Subsection (2), the term `compensation' shall mean (a) for the period prior to January 1, 1998, the sum of an Eligible Employees compensation under Section 4.9(3) and his Before Tax Contributions (subject to the limitations described in Section 1.1(14)(b) and (b) for the period commencing on and after January 1, 1998, an Eligible Employees compensation under Section 4.9(3) (subject to the limitations described in Section 1.1(14)(b))."

                                      XII.

                  Effective as of January 1, 1997, the last three sentences of
Section 3.6(2) of the Plan are hereby deleted.

                                      XIII.

                  Effective as of January 1, 1997, the second sentence of
Section 3.6(4) of the Plan is hereby amended to read as follows:

         "For the purposes of this Subsection (4), the term `excess contributions' shall mean, for any Plan Year, the excess of (a) the aggregate amount of Before-Tax Contributions actually paid to the Trust on behalf of Highly Compensated Eligible Employees for such Plan Year over (b) the maximum amount of such Before-Tax Contributions permitted for such Plan Year under Subsection (1) of this Section, determined by reducing Before-Tax Contributions made on behalf

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         of Highly Compensated Eligible Employees beginning with the Highly
         Compensated Eligible Employee with the highest dollar amount of Before-Tax Contributions."

                                      XIV.

                  Effective as of January 1, 1997, the last sentence of Section 3.6(4) of the Plan is hereby deleted.

                                      XV.

                  Effective as of January 1, 1997, the last two sentences of
Section 3.7(2) of the Plan are hereby deleted.

                                      XVI.

                  Effective as of January 1, 1997, the second sentence of
Section 3.7(3) of the Plan is hereby amended to read as follows:

         "For the purposes of this Subsection (3), the term `excess aggregate contributions' shall mean, for any Plan Year, the excess of (a) the aggregate amount of the Matching Employer Contributions actually paid to the Trust by or on behalf of Highly Compensated Eligible Employees for such Plan Year over (b) the maximum amount of such Matching Employer Contributions permitted for such Plan Year under Subsection
         (1) of this Section, determined by reducing Matching Employer Contributions made by or on behalf of Highly Compensated Eligible Employees beginning with the Highly Compensated Eligible Employee with the highest dollar amount of Matching Employer Contributions."

                                      XVII.

                  Effective as of January 1, 1997, the last sentence of Section 3.7(3) of the Plan is hereby deleted.

                                     XVIII.

                  Effective January 1, 1999, Section 3.9(3) of the Plan is hereby amended in its entirety to read as follows:

                  "(3)     In applying the limitations set forth in Sections
         3.6, 3.7 and 3.8, the Company may, at is option, utilize such testing procedures as may be permitted under sections 401(a)(4), 401(k), 401(m) or 410(b) of the Code, including, without limitation, (a) aggregation of the Plan with one or more other qualified plans of the Controlled Group, (b) inclusion of qualified matching contributions, qualified nonelective contributions or elective deferrals described in, and meeting the requirements of, Treasury regulations under sections 401(k) and 401(m) of the Code to any

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         other qualified plan of the Controlled Group in applying the limitations set forth in Section 3.6, 3.7 and 3.8, (c) effective January 1, 1999, exclusion of all Eligible Employees (other than Highly Compensated Eligible Employees) who have not met the minimum age and service requirements of section 410(a)(1)(A) of the Code in applying the limitations set forth in Sections 3.6, 3.7 and 3.8, or (d) any permissible combination thereof."

                                      XIX.

                  Effective as of January 1, 2000, the last sentence of Section
4.3 of the Plan (as amended by Amendment No. 9) is hereby amended by inserting the following before the period at the end thereof:

                  "provided, however, that an Employee who transfers employment from The Lincoln Electric Company to the department of Lincoln Global, Inc. that manages licensing activities with third parties shall be entitled to receive an allocation of Matching Employer Contributions in accordance with the preceding sentence."

                                       XX.

                  Effective as of January 1, 1998, Section 4.9(3) of the Plan is hereby amended in its entirety to read as follows:

                  "(3)     For the purposes of this Section, the term
         `compensation' shall mean compensation within the meaning of section 415(c)(3) of the Code and the Treasury regulations thereunder."

                                      XXI.

                  Effective as of January 1, 2000, Section 4.10 of the Plan is hereby amended by inserting the following sentence immediately following the heading:

                  "The provisions of this Section shall be effective prior to January 1, 2000."

                                      XXII.

                  Effective as of January 1, 1999, Section 5.7(2) of the Plan is hereby amended in its entirety to read as follows:

                  "(2)     A member shall not be entitled to a loan under this
         Section unless the Member (and the Member's Spouse, if any) consents (with respect to the spouse, in the form and manner provided in Section 1.1(18)) to (a) the use of the Member's Account as security as provided in Subsection (5)(c) of This Section and (b) the possible reduction of the Member's Account as provided in Subsection (6) of this Section."

                                     XXIII.

                  Effective as of January 1, 1999, Section 5.7(5)(d)(iv) of the Plan is hereby amended in its entirety to read as follows:

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                  "(iv)    repayment in equal payments over the term of the
         loan, with payments not less frequently than quarterly, provided, however, that the Administrative Committee may waive such requirement for a period of not longer than one year in the case of a Member who is on an unpaid leave of absence in accordance with Treasury regulations issued under section 72(p) of the Code; and"

                                      XIV.

                  Effective as of January 1, 1998, Section 5.7(6) of the Plan is hereby amended in its entirety to read as follows:

                  "(6)     Notwithstanding any other provision of the Plan, a
         loan made pursuant to this Section shall be a first lien against the Member's Loan Account. Any amount of principal or interest due and unpaid on the loan at the time of any default on the loan shall be satisfied by deduction from the Member's Loan Account, and shall be deemed to have been distributed to the Member, as follows:

                           (a) in the case of a Member who is an Employee and who is not, at the time of the default, eligible to receive distribution of his Account under the provisions of
                  Article VI, other than Section 6.7, or by order of a court, at such time as he first becomes eligible to receive distribution of his Account under the provisions of Article VI, other than
                  Section 6.7, or by order of a court; or

                           (b) in the case of any other Member, immediately upon such default."

                                      XXV.

                  Effective as of December 12, 1994, Section 5.7 of the Plan is hereby amended by the addition of the following new subsection at the end thereof:

                  "(7)     Notwithstanding any other provision of the Plan, loan
         repayments will be suspended under the Plan as permitted under section 414(u)(4) of the Code (for Members on a leave of absence for `qualified military service' (as defined in Section 11.8))."

                                      XXVI.

                  Effective as of January 1, 1999, Section 6.1 of the Plan is hereby amended by inserting the following new sentences at the end thereof:

         "A Member's Spouse, if any, must consent to such Member's application for distribution. Such consent shall be in the form and manner provided in Section 1.1(18)."

                                     XXVII.

                  Effective as of January 1, 1999, Section 6.2 of the Plan is hereby amended by the addition of the following new sentence at the end thereof:

         "Notwithstanding the foregoing, if the Member's Death Beneficiary is his Spouse, such distribution shall be made no later than the date on which the Member would have attained age 70 1/2, or if the

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         Member's Death Beneficiary is not his Spouse, such distribution shall be made within the one year period commencing on the date of the Member's death."

                                     XXVIII.

                  Section 6.3(2) of the Plan is hereby amended by the addition of the following new sentences at the end thereof:

         "Notwithstanding the previous sentence, a Member who begins to receive a distribution of his entire Vested Interest in annual installments pursuant to Subsection (1)(b) of this Section may elect at any time prior to his receipt of his entire Vested Interest to receive the remainder of his Vested Interest in a lump sum in cash. Such an election shall be made by the Member in writing on an application prescribed by the Administrative Committee pursuant to Section 6.1, signed by the Member and filed with the Administrative Committee."

                                      XXIX.

                  Effective as of January 1, 1998, Section 6.3(4) of the Plan is hereby amended by deleting the term "$3,500" and substituting therefor the term "$5,000".

                                      XXX.

                  Effective as of January 1, 1999, the first sentence of Section
6.4 of the Plan is hereby amended to read as follows:

         "If a Member dies after his Employment Severance and before his entire Vested Interest has been paid to him, the undistributed portion of his Vested Interest valued as of the Valuation Date described in Section 6.2, shall continue to be paid to his Death Beneficiary in the same manner as it was being paid to the Member, or if the Death Beneficiary so elects, shall be paid in a lump sum in cash within 60 days after the Valuation Date coinciding with or next following the date on which the Death Beneficiary makes such election."

                                      XXXI.

                  Effective as of January 1, 1999, Sections 6.6(2) of the Plan is hereby amended in its entirety to read as follows:

         "(2)     (a)      Notwithstanding any other provisions of the Plan, to
         the extent required under section 401(a)(9) of the Code, the entire Vested Interest of a Member who is a 5% owner (as defined in section 416 of the Code) or who attains age 70 1/2 prior to January 1, 2000 (i) shall be distributed to him in a lump sum in cash not later than April 1 of the calendar year following the

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

         calendar year in which he attains age 70 1/2 and, with respect to Members who are Employees, on December 31 of such year and each succeeding year or (ii) shall commence to be distributed to him in one of the forms permitted under Section 6.3(1) not later than the time specified in clause (i) of this Section; provided, however, that in the case of a Member who attains age 70 1/2 during the 1999 Plan Year, such Member may elect to delay such distribution or the commencement of such distributions until the time provided in the following sentence. In addition, the Vested Interest of any other Participant must be distributed or commence to be distributed not later than the later of April 1 of the calendar year following the later of (i) the calendar year in which he attains age 70 1/2 or (ii) the calendar year in which his employment with the Controlled Group terminates.

                  (b) Notwithstanding the foregoing, distributions under this Section shall be made in accordance with the provisions of Section 401(a)(9) of the Code and Treasury regulations issued thereunder, including Treasury regulation section 1.401(a)(9)-2, which provisions are hereby incorporated herein by reference, provided that such provisions shall override the other distribution provisions of the Plan only to the extent that such other Plan provisions provide for distribution that is less rapid than required under such provisions of the Code and regulations. Nothing contained in this Section shall be construed as providing any optional form of payment that is not available under the other distribution provisions of the Plan."

                                     XXXII.

                  Effective as of January 1, 1999, Section 6.7(1) of the Plan is hereby amended by inserting the following new sentence immediately after the first sentence of such Section:

         "The Member's Spouse, if any, must consent to such Member's withdrawal on account of Hardship. Such consent shall be in the form and manner provided in Section 1.1(18)."

                                     XXXIII.

                  Effective as of January 1, 1999, Section 8.5(2) of the Plan is hereby amended in its entirety to read as follows:

                  "(2)     The Administrative Committee shall have the sole and
         absolute discretion to interpret the provisions of the Plan (including, without limitation, by supplying omissions from, correcting deficiencies in, or resolving inconsistencies or ambiguities in, the language of the Plan), to make factual findings with respect to any issue arising under the Plan, to determine the rights and status under the Plan of Members or other persons, to decide disputes arising under the Plan and to make any determinations and findings (including factual findings) with respect to the benefits payable thereunder and the persons entitled thereto as may be required for the purposes of the Plan. In furtherance of, but without limiting, the foregoing, the Administrative Committee is hereby granted the following specific authorities, which it shall discharge in its sole and absolute discretion in accordance with the terms of the Plan (as interpreted, to the extent necessary, by the Administrative Committee):

                           (a) To resolve all questions (including factual questions) arising under the provisions of the Plan as to any individual's entitlement to become a Member;

                           (b) To determine the amount of benefits, if any, payable with respect to any person under the Plan (including, to the extent necessary, making any factual findings with respect thereto);

                           (c) To determine the amount of an Employee's Compensation; and

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

                           (d)      To conduct the review procedure specified in
                  Section 9.3.

         All decisions of the Administrative Committee as to the facts of any case, as to the interpretation of any provision of the Plan or its application to any case, and as to any other interpretation, matter or other determination or question under the Plan shall be final and binding on all parties affected thereby subject to the provisions of Sections 8.7 and 9.3. The Administrative Committee shall instruct the Trustee as to the benefits to be paid under the Plan and shall furnish the Trustee with any information reasonably required by it for the purpose of the payment of such benefits."

                                     XXXIV.

                  Effective as of January 1, 1999, Section 9.3 of the Plan is hereby amended by the addition of the following new sentence at the end thereof:

         "The Named Fiduciary appointed to conduct the review procedure set forth in this Section shall have the same powers to interpret the Plan and make factual findings with respect thereto as are granted to the Administrative Committee under section 8.5."

                                      XXXV.

                  Effective for orders issued on or after August 5, 1997,
Section 11.1 of the Plan is hereby amended by the addition of the following new sentence at the end thereof:

         "Notwithstanding any provision of the Plan to the contrary, the Plan shall honor a judgment, order, decree or settlement providing for the offset of all or a part of a Member's benefit under the Plan, to the extent permitted under section 401(a)(13)(C) of the Code; provided that the requirements of section 401(a)(13)(C)(ii) of the Code relating to the protection of the Participant's Spouse (if any) are satisfied."

                                     XXXVI.

                  Effective as of December 12, 1994, Article XI of the Plan is hereby amended by the addition of the following new Section at the end thereof:

                  "11.8    Military Service. Notwithstanding any provisions of
         the Plan to the contrary, contributions, benefits and service credit with respect to qualified military service will be provided in accordance with section 414(u) of the Code. 'Qualified military service' means any service in the uniformed services (as defined in chapter 43 of title 38 of the United States Code) by any individual if such individual is entitled to reemployment rights under such chapter with respect to such service."

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

                                     XXXVII.

                  Effective as of January 1, 1997, the last sentence of Section 15.1(9) of the Plan is hereby amended by deleting "section 414(q)(7) of the Code" where it appears therein and substituting therefor "section 414(q)(4) of the Code".

                                    XXXVIII.

                  Effective as of January 1, 2000, Section 15.3 of the Plan is hereby amended by the addition of the following new sentence immediately after the heading:

         "The provisions of this Section shall be effective prior to January 1, 2000."

                                     XXXIX.

                  Effective as of January 1, 2000, Section 15.7 of the Plan is hereby amended by inserting the following new sentence immediately after the heading:

         "The provisions of this Section shall be effective prior to January 1, 2000."

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

                  EXECUTED at Cleveland, Ohio, this 23rd day of December, 1999.

                                                   THE LINCOLN ELECTRIC COMPANY

                                                   By: /s/ Frederick G. Stueber
                                                       -------------------------

                                                   Title: Senior Vice President

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